Exhibit 99.2


                       Solicitation and Marketing Materials

                       [LETTERHEAD] Charles Webb & Company

                                  A Division of

                          KEEFE, BRUYETTE & WOODS, INC.

August xx, 1997


To Members and Friends of  Riverview,
M.H.C. and Stockholders of
Riverview Savings, FSB

Charles Webb & Company, a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Riverview, M.H.C. (the "MHC") in its conversion from a mutual holding company to a stock holding company and the concurrent offering of shares of common stock by Riverview Bancorp, Inc. (the "Holding Company"), the newly-formed corporation that will serve as holding company for Riverview Savings Bank, FSB ("Riverview Savings") following the conversion.


At the request of the Holding Company, we are enclosing materials explaining the conversion and your options, including an opportunity to invest in shares of the Holding Company's common stock being offered to members of the MHC, Riverview Saving's Employee Stock Ownership Plan, stockholders of Riverview Savings and the community through September xx, 1997. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center at 700 N.E. Fourth Avenue, Camas, Washington or feel free to call the Stock Information Center at (360) xxx-xxxx.

Very truly yours,

Charles Webb & Company


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 1997


Dear Member:

We are pleased to announce that Riverview, M.H.C. is converting from a mutual holding company to a stock holding company and Riverview Savings Bank, FSB ("Riverview Savings") is simultaneously reorganizing as a wholly-owned subsidiary of a newly-formed corporation (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, Riverview Bancorp, Inc. ("Riverview Bancorp"), the newly-formed corporation that will serve as holding company for Riverview Savings, is offering shares of common stock in a subscription offering and direct community offering.

Unfortunately, Riverview Bancorp is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Riverview Bancorp.

However, you have the right to vote on the Plan of Conversion and Agreement and Plan of Reorganization at the Special Meeting of Members to be held on September xx, 1997. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on September xx, 1997. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Patrick Sheaffer
Chairman, President and Chief Executive Officer





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

August xx, 1997


Dear Member:

We are pleased to announce that Riverview, M.H.C. is converting from a mutual holding company to a stock holding company and Riverview Savings Bank, FSB ("Riverview Savings") is simultaneously reorganizing as a wholly-owned subsidiary of a newly-formed holding company (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, Riverview Bancorp, Inc., the newly-formed corporation that will serve as holding company for Riverview Savings, is offering shares of common stock in a subscription offering and direct community offering to certain of our depositors and borrowers, to Riverview Saving's Employee Stock Ownership Plan and some members of the general public pursuant to a Plan of Conversion and Reorganization.

To accomplish the Conversion and Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card located behind the window of your mailing envelope. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on September xx, 1997. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION AND REORGANIZATION.

The Boards of Directors of Riverview, M.H.C. and Riverview Savings believe that the Conversion and Reorganization is in the best interests of Riverview, M.H.C. and its members and Riverview Savings and its stockholders. Please remember:

     o Your deposit accounts at Riverview Savings will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     o    There will be no change in the balance,  interest rate, or maturity of
          any  deposit  or  loan  accounts   because  of  the   Conversion   and
          Reorganization.

     o Members have a right, but no obligation, to buy stock before it is offered to the public.

     o Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering. We urge you to read these materials carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing the common stock of Riverview Bancorp, Inc., you must submit your Stock Order and Certification Form and payment prior to x:xx p.m., Pacific Time on September xx, 1997.

If you have additional questions regarding the stock offering, please call us at
(360) xxx-xxxx, Monday through Thursday 9:00 a.m. to 5:00 p.m. and Friday 9:00 a.m. to 5:30 p.m., or stop by the Stock Information Center located at 700 N.E. Fourth Avenue, in Camas, Washington.


Sincerely,


Patrick Sheaffer
Chairman, President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 1997


Dear Friend:

We are pleased to announce that Riverview, M.H.C. is converting from a mutual holding company to a stock holding company and Riverview Savings Bank, FSB ("Riverview Savings") is simultaneously reorganizing as a wholly-owned subsidiary of a newly formed holding company (the "Conversion and
Reorganization"). In conjunction with the Conversion and Reorganization, Riverview Bancorp, Inc. ("Riverview Bancorp"), the newly-formed corporation that will serve as holding company for Riverview Savings, is offering shares of common stock in a subscription offering and direct community offering. The sale of stock in connection with the Conversion and Reorganization will enable Riverview Savings to raise additional capital to support and enhance its current operations.

Because we believe you may be interested in learning more about the merits of Riverview Bancorp's stock as an investment, we are sending you the following materials which describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

     o PROSPECTUS: This document provides detailed information about the operations of Riverview Bancorp, Riverview Savings and the proposed stock offering.

     o QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is x:xx p.m., Pacific Time, September xx, 1997.

As a friend of Riverview, M.H.C., you will have the opportunity to buy stock directly from Riverview Bancorp without commission or fee. If you have additional questions regarding the Conversion and Reorganization and stock offering, please call us at (360) xxx-xxxx, Monday through Thursday 9:00 a.m. to 5:00 p.m. and Friday 9:00 a.m. to 5:30 p.m., or stop by the Stock Information Center at 700 N.E. Fourth Avenue, Camas, Washington.

We are pleased to offer you this opportunity to become a charter shareholder of Riverview Bancorp, Inc.

Sincerely,



Patrick Sheaffer
Chairman, President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 1997


Dear Prospective Investor:

We are pleased to announce that Riverview, M.H.C. is converting from a mutual holding company to a stock holding company and Riverview Savings Bank, FSB ("Riverview Savings") is simultaneously reorganizing as a wholly-owned subsidiary of a newly-formed holding company (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, Riverview Bancorp, Inc. ("Riverview Bancorp") the newly-formed corporation that will serve as holding company for Riverview Savings, is offering shares of common stock in a subscription offering and direct community offering. The sale of stock in connection with the Conversion and Reorganization will enable Riverview Savings to raise additional capital to support and enhance its current operations.

We have enclosed the following materials which will help you learn more about the stock offering of Riverview Bancorp. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

     o PROSPECTUS: This document provides detailed information about the operations of Riverview Bancorp, Riverview Savings and the proposed stock offering.

     o QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is x:xx p.m., Pacific Time, September xx, 1997.

We invite our loyal customers and local community members to become charter shareholders of Riverview Bancorp. Through this offering you have the opportunity to buy stock directly from Riverview Bancorp, without commission or fee. The board of directors and management of Riverview Savings and Riverview, M.H.C. fully support the stock offering.

If you have additional questions regarding the Conversion and Reorganization and stock offering, please call us at (360) xxx-xxxx, Monday through Thursday 9:00 a.m. to 5:00 p.m. and Friday 9:00 a.m. to 5:30 p.m., or stop by the Stock Information Center located at 700 N.E. Fourth Avenue, Camas, Washington.

Sincerely,


Patrick Sheaffer
Chairman, President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                        (Dear stockholder Dark blue sky)


August xx, 1997


Dear Shareholder:

We are pleased to announce that Riverview, M.H.C. is converting from a mutual holding company to a stock holding company and Riverview Savings Bank, FSB ("Riverview Savings") is simultaneously reorganizing as a wholly-owned subsidiary of a newly-formed corporation (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, Riverview Bancorp, Inc. ("Riverview Bancorp"), the newly-formed corporation that will serve as holding company for Riverview Savings, is offering shares of common stock in a subscription offering and direct community offering.

Unfortunately, Riverview Bancorp is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Riverview Bancorp.

However, you have the right to vote on the Plan of Conversion and Agreement and Plan of Reorganization at the Special Meeting of Members to be held on September xx, 1997. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on September xx, 1997. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,


Patrick Sheaffer
Chairman, President and Chief Executive Officer

      (Stockholder Letter REGISTERED HOLDERS- Riverview Savings letterhead)

Dear Stockholder:

We are pleased to inform you that the Boards of Directors of Riverview Savings, FSB ("Riverview Savings") of Camas, Washington, Riverview, M.H.C. (the "MHC") and Riverview Financial Corporation (the "Company") have adopted a Plan of Conversion and Reorganization (the "Plan of Conversion") whereby the MHC and Riverview Savings will be reorganized into a stock holding company (the "Conversion and Reorganization"). Riverview Savings has organized the Company to become the holding company for all of Riverview Savings' stock. Pursuant to the Plan of Conversion, the existing shareholders of Riverview Savings (other than the MHC) will be issued shares of the Company's Common Stock in exchange for their shares of Riverview Savings common stock (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate the same percent of the Company as they owned of the Riverview Savings. In addition to the shares of Company stock to be issued in the Exchange, the Company is also offering up to 2,760,000 shares of common stock (subject to increase up to 3,174,000 shares in certain circumstances) to the MHC's members, Riverview Savings' stockholders and members of the public. Consummation of the Plan of Conversion and Reorganization is subject to (i) the approval of the members of the MHC, (ii) the approval of
the  stockholders  of  the  Riverview  Savings  and  (iii)  various   regulatory
approvals.

We are asking stockholders of the Riverview Savings as of August xx, 1997, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. Should you choose to attend the meeting and wish to vote in person, you may do so by executing your previously submitted proxy. Your vote FOR the Plan of Conversion will not obligate you to buy any additional stock in the Conversion and Reorganization. A Proxy Statement relating to the Conversion and Reorganization is enclosed.

We have enclosed the following materials which will help you learn more about investing in Riverview Bancorp's common stock. Please read and review the materials carefully before making an investment decision.

     o PROSPECTUS: This document provides detailed information about the operations of Riverview Bancorp, Riverview Savings and the proposed stock offering.

     o QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

     o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is x:xx p.m., Pacific Time, on September xx, 1997.

We are invite our loyal customers, existing stockholders, and local community members to become stockholders of Riverview Bancorp. Through this offering you have the opportunity to buy additional stock directly from Riverview Bancorp without commission or fee.

Should you have additional questions regarding the Conversion and Reorganization and stock offering, please call the Stock Information Center at (360) xxx-xxxx, Monday through Thursday 9:00 a.m. to 5:00 p.m. and Friday 9:00 a.m. to 5:30 p.m., Pacific Time, or stop by the Stock Information Center at 700 N.E. Fourth Avenue in Camas.


Sincerely,

Riverview Savings, FSB



By:  Patrick Sheaffer
     Chairman, President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

        (Stockholder Letter STREET HOLDERS- Riverview Savings letterhead)

Dear Stockholder:

We are pleased to inform you that the Boards of Directors of Riverview Savings, FSB ("Riverview Savings") of Camas, Washington, Riverview, M.H.C. (the "MHC") and Riverview Financial Corporation (the "Company") have adopted a Plan of Conversion and Reorganization (the "Plan of Conversion") whereby the MHC and Riverview Savings will be reorganized into a stock holding company (the "Conversion and Reorganization"). Riverview Savings has organized the Company to become the holding company for all of Riverview Savings' stock. Pursuant to the Plan of Conversion, the existing shareholders of Riverview Savings (other than the MHC) will be issued shares of the Company's Common Stock in exchange for their shares of Riverview Savings common stock (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate the same percent of the Company as they owned of the Riverview Savings. In addition to the shares of Company stock to be issued in the Exchange, the Company is also offering up to 2,760,000 shares of common stock (subject to increase up to 3,174,000 shares in certain circumstances) to the MHC's members, Riverview Savings' stockholders and members of the public. Consummation of the Plan of Conversion and Reorganization is subject to (i) the approval of the members of the MHC, (ii) the approval of
the  stockholders  of  the  Riverview  Savings  and  (iii)  various   regulatory
approvals.

We are asking stockholders of the Riverview Savings as of August xx, 1997, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. Should you choose to attend the meeting and wish to vote in person, you may do so by executing your previously submitted proxy. Your vote FOR the Plan of Conversion will not obligate you to buy any additional stock in the Conversion and Reorganization. A Proxy Statement relating to the Conversion and Reorganization is enclosed.

We have enclosed the following materials which will help you learn more about investing in Riverview Bancorp's common stock. Please read and review the materials carefully before making an investment decision.

     o PROSPECTUS: This document provides detailed information about the operations of Riverview Bancorp, Riverview Savings and the proposed stock offering.

     o QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

     o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is x:xx p.m., Pacific Time, on September xx, 1997. You may obtain a Stock Order and Certification Form from your broker or by contacting the Stock Information Center.

We are invite our loyal customers, existing stockholders, and local community members to become stockholders of Riverview Bancorp. Through this offering you have the opportunity to buy additional stock directly from Riverview Bancorp without commission or fee.

Should you have additional questions regarding the Conversion and Reorganization and stock offering, please call the Stock Information Center at (360) xxx-xxxx, Monday through Thursday 9:00 a.m. to 5:00 p.m. and Friday 9:00 a.m. to 5:30 p.m., Pacific Time, or stop by the Stock Information Center at 700 N.E. Fourth Avenue in Camas.


Sincerely,

Riverview Savings, FSB



By:  Patrick Sheaffer
     Chairman, President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

 (Stockholder Letter Street holders - 2nd mailing-Riverview Savings Letterhead)



August xx, 1997


Dear Stockholder:

Under separate cover on this date, we forwarded to you information regarding the Plan of Conversion and Reorganization of Riverview Savings Bank, FSB ("Riverview Savings") and Riverview, M.H.C. (the "MHC") and the concurrent offering of common stock by Riverview Bancorp, Inc. ("Riverview Bancorp").

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. They are enclosed herein, along with a Prospectus.

The deadline for ordering Riverview Bancorp's common stock is at x:xx p.m., Pacific Time, on September xx, 1997.

Should you have additional questions regarding the Conversion and Reorganization and stock offering, please call the Stock Information Center at (360) xxx-xxxx, Monday through Thursday from 9:00 a.m. to 5:00 p.m., and Friday from 9:00 a.m. to 5:30 p.m., Pacific Time, or stop by the Stock Information Center at 700 N.E. Fourth Avenue in Camas.

Sincerely,

Riverview Savings Bank, FSB


By:  Patrick Sheaffer
     Chairman, President and Chief Executive Officer





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

FACTS ABOUT CONVERSION AND
REORGANIZATION


The Boards of Directors of Riverview Savings Bank, FSB ("Riverview Savings" or the "Savings Bank") and Riverview, M.H.C. (the "MHC") unanimously adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") to convert the MHC from a mutual holding company to a stock holding company and simultaneously reorganize Riverview Savings as a wholly-owned subsidiary of a newly-formed corporation ("Conversion and Reorganization").

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in Riverview Bancorp, Inc., (the "Holding Company" or "Riverview Bancorp"), the newly formed corporation that will serve as the holding company for Riverview Savings following the Conversion and Reorganization.

Investment in the stock of the Holding Company involves certain risks. For a discussion of these risks, other factors, and a complete description of the offerings investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

WHY IS THE MHC CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?
--------------------------------------------------------------------------------

The stock holding company structure is a more common form of ownership than the mutual holding company structure and offers the ability to diversify the MHC's and the Savings Bank's business activities. The Conversion and Reorganization will increase both the capital base of the Savings Bank and the number of outstanding shares, which will increase the likelihood of the development of an active and liquid market for the common stock of the Holding Company.

WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The Plan will not effect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING?
--------------------------------------------------------------------------------

Depositors of Riverview Savings as of certain dates, the Savings Bank's Employee Stock Ownership Plan, Riverview Savings' public stockholders, certain borrowers and members of the general public.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

Riverview Bancorp is offering up to 1,976,571 shares of common stock ("Exchange Shares"). The outstanding shares of common stock of the Savings Bank will be exchanged for exchange shares according to the Exchange Ratio described in the next section. Riverview Bancorp, Inc. is also offering up to 2,760,000 shares of common stock ("Conversion Shares"), subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

I AM AN EXISTING STOCKHOLDER. HOW WILL MY STOCK BE TREATED?
--------------------------------------------------------------------------------

The Plan ensures that existing shareholders of the Savings Bank will own the same aggregate percentage of the Holding Company's common stock as they own of the Savings Bank. Depending upon where the offering closes in the Estimated Valuation Range, an exchange ratio ranging from approximately 1.4488 to 1.9601

Exchange Shares will be applied to each share of Savings Bank common stock.

HOW MANY CONVERSION SHARES MAY I BUY?
--------------------------------------------------------------------------------

The minimum order is 25 shares. In each of the Subscription Offering, the Direct Community Offering or any Syndicated Offering, the maximum purchase for any person including associates is xx,xxx shares, including any Exchange Shares to which such person may be entitled as a shareholder of the Savings Bank.

DO MEMBERS HAVE TO BUY CONVERSION SHARES?
--------------------------------------------------------------------------------

No. However, if a member of the MHC is also a stockholder of the Savings Bank, his or her shares of Savings Bank stock will be converted automatically to Exchange Shares.

HOW DO I ORDER CONVERSION SHARES?
--------------------------------------------------------------------------------

You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order Form and Certification Form are contained in this packet. Your order must be received by x:xx p.m., Pacific Time, on September xx, 1997.

HOW MAY I PAY FOR MY CONVERSION SHARES?
--------------------------------------------------------------------------------

First, you may pay by check, cash or money order. Interest will be paid by Riverview Savings on these funds at the current passbook rate from the day the funds are received until the completion or termination of the Plan. Second, you may authorize us to withdraw funds from your Riverview Savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Plan. Riverview Savings will waive any early withdrawal penalties on certificate accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY RIVERVIEW SAVINGS IRA ACCOUNT?
--------------------------------------------------------------------------------

Federal regulations do not permit the purchase of Conversion Shares from your existing IRA account at the Savings Bank. Please call our Stock Information Center for additional information.

WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------

No. Like any other common stock, the Holding Company's common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------

The Board of Directors of the Holding Company intends to pay cash dividends on the common stock at an initial quarterly rate equal to $0.xx per share divided by the final exchange ratio, commencing with the first full quarter following consummation of the conversion and reorganization. However no assurances can be given that such dividends will be paid, or if paid, will continue.

HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------

The Company's common stock has been approved for listing on the Nasdaq National Market System under the symbol "RVSB". However, no assurance can be given that an active and liquid market will develop.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------

No. You will not be charged a commission or fee on the purchase of shares in the Conversion and Reorganization.

SHOULD I VOTE?
--------------------------------------------------------------------------------

Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL
PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?
--------------------------------------------------------------------------------

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. If you own shares of common stock of the Savings Bank in more than one account, you could receive more than on proxy card for the Savings Bank's Meeting of Stockholders.

HOW MANY VOTES DO I HAVE?
--------------------------------------------------------------------------------

Your proxy card(s) show(s) the number of votes you have. Every member of the MHC entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at the Savings Bank as of the voting record date. Additionally, certain borrowers of the Savings Bank entitled to vote may cast one vote for each loan with the Savings Bank. Each stockholder of the Savings Bank is entitled to cast one vote for each share held as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS AND/OR THE MEETING OF STOCKHODLERS?
--------------------------------------------------------------------------------

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.



FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN 9:00 A.M. AND 5:00 P.M. MONDAY THROUGH THURSDAY OR FRIDAY BETWEEN 9:00 A.M. AND 5:30 P.M., PACIFIC TIME.


================================================================================
                            STOCK INFORMATION CENTER

                                 (360) xxx-xxxx
================================================================================



                             Riverview Bancorp, Inc.
                             700 N.E. Fourth Avenue
                             Camas, Washington 98067




                                 STOCK OFFERING
                                    QUESTIONS
                                       AND
                                     ANSWERS
--------------------------------------------------------------------------------




                            Riverview Bancorp, Inc.





THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.

================================================================================
                                   PROXY GRAM

We recently forwarded to you a proxy statement and letter advising that Riverview, M.H.C. had received conditional approval to convert from a mutual holding company to a stock holding company.

Your vote on our Plan of Conversion and Agreement and Plan of Reorganization has not yet been received. Failure to Vote has the Same Effect as Voting Against the Plan of Conversion and Agreement and Plan of Reorganization.

Your vote is important to us. Therefore, we are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Plan of Conversion and Agreement and Plan of Reorganization does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Boards of Directors of Riverview, M.H.C. unanimously recommend that you vote "FOR" the Plan of Conversion and Agreement and Plan of Reorganization.

RIVERVIEW, M.H.C.
Camas, Washington

Patrick Sheaffer
Chairman, President and Chief Executive Officer
--------------------------------------------------------------------------------

If you mailed the proxy, please accept our thanks and disregard this request. For further information call (360) xxx-xxxx.

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

================================================================================

                                   Proxy Card
-------------------------------------------------------------------------------

                                             Riverview Bancorp, Inc.
                       Proposed Holding Company for Riverview Savings Bank, FSB

                                             Stock Information Center
                                              700 N.E. Fourth Street
                                                 Camas, Washington
                                                  (360) xxx-xxxx

                                                 Stock Order Form

--------------------------------------------------------------------------------
Deadline The Subscription Offering ends at x:xx p.m., Pacific Time, on September xx, 1997. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received at the address on the top of this form by this deadline, or it will be considered void.
--------------------------------------------------------------------------------

(1) Number of Shares         Price Per Share           (2) Total Amount Due
                              x $10.00 =               $
--------------------                                    --------------------

The minimum number of shares that may be subscribed for is 25. The maximum individual subscription, when combined with exchange shares, is xx,xxx shares in the Subscription Offering and Direct Community Offering.
--------------------------------------------------------------------------------
Method of Payment

(3)[ ] Enclosed is a check, bank draft or money order payable to Riverview Bancorp, Inc. for $_________________ (or cash if presented in person).

(4)[ ] I authorize Riverview Savings to make withdrawals from my Riverview Savings certificate or savings account (s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

        Account Number (s)                       Amount (s)
      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------
                              Total Withdrawal
                                                  -------------------------

(5)[ ] Check here if you are a director, officer or employee of Riverview Savings or a member of such person's immediate family.
--------------------------------------------------------------------------------

(6)[ ]  Associate - Acting in Concert

        Check here, and complete the reverse side of this form, if you or any associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the Subscription Offering and/or Direct Community Offering.
--------------------------------------------------------------------------------

(7) Purchaser Information (additional space on back of form)

a.[ ] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Riverview Savings as of December 31, 1995. Enter information below for all deposit accounts that you had at Riverview Savings on December 31, 1995.

b.[ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Riverview Savings as of XXXX 3x, 1997, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Riverview Savings on XXXX 3x, 1997.

c.[ ] Other Member - Check here if you were a depositor of Riverview Savings as of August xx, 1997, and borrowers of Riverview Savings with loans outstanding as of October 22, 1993 which continue to be outstanding as of August xx, 1997 but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Riverview Savings on August xx, 1997.

d.[ ] Local Community - Check here if you are a permanent resident of Clark, Cowlitz, Klickitat or Skamania counties, Washington.gs

e.[ ] Shareholder - Check here if you are a shareholder of Riverview Savings as of August xx, 1997.

        Account Title (Names on Accounts)          Account Number
 ------------------------------------------------------------------------

 ------------------------------------------------------------------------

 ------------------------------------------------------------------------

 ------------------------------------------------------------------------

--------------------------------------------------------------------------------

(8)[ ]  Stock Registration

[ ] Individual          [ ] Uniform Transfer to Minors   [ ] Partnership
[ ] Joint Tenants       [ ] Uniform Gift to Minors       [ ] Individual Retirement Account
[ ] Tenants in Common   [ ] Corporation                  [ ] Fiduciary/Trust (Under Agreement Dated _________________)


--------------------------------------------------------------------------------
Name                                     Social Security or Tax I.D.
--------------------------------------------------------------------------------

Name                                     Social Security or Tax I.D.
--------------------------------------------------------------------------------

Street Addressr                          Daytime Telephone
--------------------------------------------------------------------------------

City          State   Zip Code           Evening Telephone
--------------------------------------------------------------------------------


[ ]NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)
Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------
Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated August xx, 1997 and understand I may not change or revoke my order once it is received by Riverview Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Riverview Savings Bank, FSB will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that:
(1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under- reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Signature THIS FORM MUST BE SIGNED AND DATED TWICE: Here and on the Certification Form on the reverse side. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


--------------------------------------------------------------------------------
Signature                  Title (if applicable)                   Date

--------------------------------------------------------------------------------
Signature                  Title (if applicable)                   Date

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR OFFICE          Date Rec'd ___/___/___        Order # ________
USE                 Check #    ___________        Category ________
Batch# _______      Amount $   ___________        Deposit  _________

                                   Proxy Card
-------------------------------------------------------------------------------

                             Riverview Bancorp, Inc.
            Proposed Holding Company for Riverview Savings Bank, FSB

--------------------------------------------------------------------------------

Item (6) continued; Associate - Acting in Concert

              Associates listed on                  Number of
               other stock orders                 shares ordered
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Item (7) continued; Purchaser Informations

              Account Title (Names on Accounts)   Account Number

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Definition of Associate

The term "associate" of a person is defined to mean (i) any corporation or other organization (other than Riverview Bancorp, Inc. ("Holding Company"), Riverview Savings Bank , FSB ("Riverview Savings"), or a majority owned subsidiary of Riverview Savings) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of the Holding Company or Riverview Savings in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of the Holding Company or Riverview Savings or any of their subsidiaries.

--------------------------------------------------------------------------------

                               CERTIFICATION FORM
   (This Certification Must Be Signed In Addition to the Stock Order Form On
                                 Reverse Side)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF RIVERVIEW BANCORP, INC. IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY RIVERVIEW SAVINGS BANK, FSB OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Western Regional Acting Director, Charles A. Deardorf, at
(415) 616-1500.

I further certify that, before purchasing the shares of common stock of Riverview Bancorp, Inc., I received a copy of the Prospectus dated, August xx, 1997 which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 1 of the
Prospectus:

     1.   Certain Lending Risks
     2.   Interest Rate Risk
     3.   Competition
     4.   Return on Equity After Conversion and Reorganization
     5.   Expenses Associated with ESOP and MRP
     6.   Anti-takeover Considerations
     7.   Possible Dilutive Effect of Benefit Programs
     8.   Absence of Prior Market for the Common Stock
     9.   Possible Increase in Estimated Price Range and Number of Shares Issued
     10.  Recent Legislation and the Future of the Thrift Industry
     11. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

--------------------------------------------------------------------------------
Signature             Date                           Signature             Date
--------------------------------------------------------------------------------
(Note: If stock is to be held jointly, both parties must sign)

                             Riverview Bancorp, Inc.
             Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions
--------------------------------------------------------------------------------

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered bye subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum individual subscription, when combined with exchange shares, is xx,xxx shares in the Subscription and Direct Community Offerings. Riverview Bancorp, Inc. reserves the right to reject the subscription of any order received in the Direct Community Offering, if any, in whole or in part.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Riverview Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at Riverview Saving's current passbook rate of x.xx%.

Item 4 - To pay by withdrawal from a savings account or certificate at Riverview Savings, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 5 - Please check this box to indicate whether you are a director, officer or employee of Riverview Savings Bank, FSB or a member of such person's immediate family

Item 6 - Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

Item 7 - Please check the appropriate box if you were:

     a) depositor with $50.00 or more on deposit at Riverview Savings as of December 31, 1995. Enter information below for all deposit accounts that you had at Riverview Savings on December 31, 1995.

     b) A depositor with $50.00 or more on deposit at Riverview Savings as of XXXX 3x, 1997, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Riverview Savings on XXXX 3x, 1997.

     c) A depositor of Riverview Savings as of August xx, 1997 or a borrower of Riverview Savings with loans outstanding as of October 22, 1993 which continue to be outstanding as of August xx, 1997, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Riverview Savings on August xx, 1997.

     d)   A  permanent  resident  of  Clark,  Cowlitz,   Klickitat  or  Skamania
          Counties, Washington.

     e)   Shareholder of Riverview Savings as of August xx, 1997.

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Riverview Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute you order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Stock Ownership Guide
--------------------------------------------------------------------------------

Individual - The Stock is to be registered in an individual's name only, You man not list beneficiaries for this ownership

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift to Minors - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. Use the minor's social security number.

Corporation/Partnership - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Riverview Savings does not offer a self-directed IRA.
Please contact the Stock Information Center if you have any questions about your IRA account.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker , donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

                             RIVERVIEW BANCORP, INC.

                             THE HOLDING COMPANY FOR

                          RIVERVIEW SAVINGS BANK , FSB


                             Become a Shareholder!

                              Capital Requirements


(Bar graph appears here with the following plot points.)

                    Tangible            Core           Risk-
                     Capital          Capital          Based
                                                      Capital
Required              1.5%              3.0%            8.0%
3/31/97              10.3%             10.3%           20.9%
Pro Forma*           13.6%             13.6%           28.4%

*Assumes the sale of 2,400,000 shares and retention of 50% of the net convertion proceeds by the Holding Company

As of March 31, 1997, Riverview Savings Bank, FSB complied with all regulatory capital requirements.


                           Loan Portfolio Composition


(Pie chart appears with the following plot points.)

Consumer                       8.63%
Land                           4.77%
Construction                  20.19%
Commercial real estate
     and business              5.91%
Multi-family                   3.28%
One to four-family            57.23%


The principal lending activity of Riverview Savings Bank is the origination of residential mortgage loans through its mortgage banking activities including residential construction loans, through the Savings Bank has originated loans collateralized by commercial properties. The Savings Bank, to a lesser extent, also makes consumer loans and has made commercial business loans.

                                 Exchange Ratio

                      Conversion Shares               Exchange Stock               Shares
                         to Be Issued                  to Be Issued                to Be           Exchange
                    Amount         Percent        Amount         Percent        Outstanding         Ratio
Minimum           2,040,000        52.27%       1,460,943        41.73%          3,500,943          1.4488
Midpoint          2,400,000        52.27%       1,718,757        41.73%          4,118,757          1.7044
Maximum           2,760,000        52.27%       1,976,571        41.73%          7,736,571          1.9601
15% above Maximum 3,174,000        52.27%       2,273,056        41.73%          5,447,056          2.2541

                                Pro Forma Data*
                    At or For the Year Ended March 31, 1997

                                                                                         15% ABOVE
                                             MINIMUM       MIDPOINT        MAXIMUM        MAXIMUM
                                             OF RANGE      OF RANGE        OF RANGE       OF RANGE
Shares Issued in Offering                   2,040,000     2,400,000      2,760,000       3,174,000
Exchange Shares to be Issued                1,460,943     1,718,757      1,976,571       2,273,056
Total Shares Outstanding                    3,500,943     4,118,757      4,736,571       5,447,056

Purchase Price Per Share                       $10.00        $10.00         $10.00          $10.00

Pro Forma Stockholders' Equity                $42,228       $45,406        $48,524         $52,110

Stockholder's Equity per Share (a)             $12.08        $11.02         $10.24           $9.57
Tangible Stockholders' Equity per Share (a)    $11.41        $10.46          $9.75           $9.14

Price to Book Ratio                             82.78%        90.74%         97.66%         104.49%
Price to Tangible Book Ratio                    87.64%        95.60%        102.56%         109.41%

Net Income Per Common Share                     $0.76         $0.67          $0.60           $0.54

Price to Earnings Ratio                         13.16x        14.93x         16.67x          18.52x

*   Information based upon assumptions in the Prospectus under "Pro Forma Data".
(a) This is not intended to represent potential price appreciation. There are no assurances that the market price will be at or above the offering price once the shares are issued.

                           Selected Financial Ratios

                                                  At or For the Year Ended March 31,
                                             1997      1996      1995      1994      1993
Return on average assets                     0.92%     1.31%     1.41%     2.06%     2.05%
Return on average equity                     8.38%    12.02%    12.59%    18.39%    27.58%
Interest rate spread                         3.72%     3.62%     4.11%     5.11%     4.89%
Efficiency ratio                            69.09%    58.44%    57.15%    50.00%    49.82%
Equity to assets at end of fiscal year      11.15%    11.02%    10.77%    13.96%     8.38%
Nonperforming assets to total assets         0.10%     0.26%     0.13%     0.38%     1.41%
Allowance for loan losses to
     total loans at end of period            0.50%     0.47%     0.58%     0.62%     0.55%

The shares of common stock offered in the Conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund, or any other government agency. This is not an offer to sell or a solicitation of an offer to buy the stock. The offer is made only by the Prospectus.

YOU ARE CORDIALLY INVITED...

to a community investor meeting and reception to learn about formation of Riverview Bancorp, Inc. and the related offering of common stock. Senior executives of Riverview Savings Bank, FSB and its' Investment Bankers will present information and answer your questions about Riverview Savings Plan of Conversion and Reorganization as well as its business focus and operating results.

Wednesday, September 9, 1997                      Wednesday, September 10, 1997
       Skamania Lodge                                       Red Lion Inn
          Address                                             Address
     xxxxx, Washington                                 xxxxx, Washington

     All Community Investor Meetings will begin at x:xx p.m., Pacific Time.

      Please call the Riverview Bancorp, Inc. Stock Information Center at
                      (360) 834-7979 for more information.

                             RIVERVIEW BANCORP, INC.

                            STOCK INFORMATION CENTER
                             700 N.E. Fourth Avenue
                             Camas, Washington 98607
                                 (360) 834-7979

RIVERVIEW BANCORP, INC. - COMMUNITY INVESTOR MEETING

Slides
------
1.   Title - Riverview Bancorp, Inc. - Community Investor Meeting, September 9th and 10th, 1997
2.   List - Management of the bank - Patrick Sheaffer, Chairman of the Board, President and
     Chief Executive Officer; Ron Wysaske, Executive Vice President and Chief Financial
     Officer; Michael C. Yount, Senior Vice President; Karen Nelson, Vice President of Lending;
     Phyllis Kreibich, Corporate Secretary
3.   Title - Financial Performance
4.   Bar chart - Total Assets (3/31/93 - $117.0 million, 3/31/94 - $131.5 million, 3/31/95 -$190.6 million, 3/31/96 - $209.5 million, 3/31/97 - $224.4 million)
5.   Pie chart - Asset Mix at 3/31/97 (Net loans - 67.6%, Other - 4.5%, Investment securities -
     11.6%, Mortgaged-backed securities - 13.1%, Cash and interest bearing deposits - 3.1%)
6.   Bar chart - Loans Receivable, net (3/31/93 - $83.6 million, 3/31/94 - $90.9 million, 3/31/95 -
     $103.8 million, 3/31/96 - $128.2 million, 3/31/97 - $151.8 million)
7.   Pie chart - Loan Portfolio at 3/31/97 (One- to four-family - 57.1%, Consumer - 8.6%, Land -
     4.8%, Commercial business - .5%, Construction - 20.3%, Multi-family - 3.3%, Commercial real estate - 5.4%)
8.   Combination bar and line chart - Loan Origination (3/31/95: Total - $56,857 thousand, One-
     to four-family - $16,115 thousand, Construction - $33,935 thousand, Land - $3,839 thousand,
     Other - $2,968; 3/31/96: Total - $78,011 thousand, One- to four-family - $26,397 thousand,
     Construction - $38,026 thousand, Land - $8,250 thousand, Other - $5,338; 3/31/97: Total -
     $85,651 thousand, One- to four-family - $24,039 thousand, Construction - $45,533 thousand,
     Land - $9,983 thousand, Other - $6,096)
9.   Bar chart - Non-performing Assets to Total Assets (3/31/93 - 1.41%, 3/31/94 - .38%, 3/31/95
     - .13%, 3/31/96 .26%, 3/31/97 - .1%)
10.  Bar chart - Allowance for Loan Losses to Total Loans (3/31/93 - .55%, 3/31/94 - .62%,
     3/31/95 - .58%, 3/31/96 .47%, 3/31/97 - .5%)
11.  Pie chart - Deposit Composition at 3/31/97 (Noninterest checking - 4.2%, Money market -
     10.4%, Regular savings - 12.5%, NOW - 10.9%, Maxi checking - .9%, CD - 61.1%)
12.  Bar chart - Shareholders' Equity (3/31/93 - $9.8 million, 3/31/94 - $18.4 million, 3/31/95 -
     $20.5 million, 3/31/96 - $23.1 million, 3/31/97 - $25.0 million)
13.  Bar chart - Capital Requirements (Tangible: Requirement - 1.5%, 3/31/97 - 10.26%, Pro
     Forma - 13.57%; Core: Requirement - 3.0%, 3/31/97 - 10.25%, Pro Forma - 13.57%; Total
     Risk-based: Requirement - 8.0%, 3/31/97 - 20.89%, Pro Forma - 28.38%)
14.  Bar chart - Equity to Total Assets (3/31/93 - 8.38%, 3/31/94 - 13.96%, 3/31/95 - 10.77%,
     3/31/96 11.02%, 3/31/97 - 11.15%)
15.  Bar chart - Net Income (3/31/93 - $2,381 thousand, 3/31/94 - $2,210 thousand, 3/31/95 -
     $2,446 thousand, 3/31/96 - $2,613 thousand, 3/31/97 - $2,008 thousand)
16.  Bar chart - Return on Average Assets (3/31/93 - 2.05%, 3/31/94 - 2.06%, 3/31/95 - 1.41%,
     3/31/96 1.31%, 3/31/97 - .92%)
17.  Bar chart - Return on Average Equity (3/31/93 - 27.58%, 3/31/94 - 18.39%, 3/31/95 -
     12.59%, 3/31/96 12.02%, 3/31/97 - 8.38%)


18.  Bar chart - Interest Rate Spread (3/31/93 - 4.89%, 3/31/94 - 5.11%, 3/31/95 - 4.11%, 3/31/96
     3.62%, 3/31/97 - 3.72%)
19.  Bar chart - Net Interest Margin (3/31/93 - 5.12%, 3/31/94 - 5.25%, 3/31/95 - 4.49%, 3/31/96
     4.05%, 3/31/97 - 4.19%)
20.  Bar chart - Efficiency Ratio (3/31/93 - 49.82%, 3/31/94 - 50.00%, 3/31/95 - 57.15%, 3/31/96
     58.44%, 3/31/97 - 69.09%)
21.  Title - Franchise
22.  Map - Franchise Map (Map denoting branch locations)
23.  Table - Branch summary ($000s)- Camas, Clark County, $35,998, 22.6% of deposits, 32.6%
     of city and 1.8% of county; Vancouver, Clark County, $27,268, 17.1% of deposits, 1.7% of city and 1.4% of county; Washougal, Clark County, $21,788, 13.7% of deposits, 33.6% of city and 1.1% of county; Stevenson, Skamania County, $21,038, 13.2% of deposits, 56.3%
     of city and 56.0% of county, White Salmon, Klickitat County, $16,049, 10.1% of deposits,
     20.5% of city and 10.5% of county; Battle Ground, Clark County, $12,654, 7.9% of deposits,
     12.3% of city and .6% of county; Longview, Cowlitz County, $11,795, 7.4% of deposits,
     2.9% of city and 2.2% of county; Goldendale, Klickitat County, $7,681, 4.8% of deposits,
     11.3% of city and 5.0% of county; Vancouver, Clark County, $5,336, 3.3% of deposits, .3%
     of city and .3% of county
24.  List - Riverview Savings Bank, FSB History - Riverview Bancorp, Inc. is the proposed holding company for Riverview Savings Bank, FSB which was founded in 1923 in Camas,
     Washington; The initial reorganization resulted in the formation of a mutual holding company which was completed in October 1993: Sold 690,000 shares at $10.00 each
25.  Chart - Current Corporate Structure (Riverview, MHC owns xx.x % of Riverview Savings
     Bank, FSB, Public Stockholders own xx.x% of of Riverview Savings Bank, FSB)
26.  Chart - Post-Conversion and Reorganization Corporate Structure (Public Stockholders own
     100% of Riverview Bancorp, Inc. which owns 100% of Riverview Bancorp, Inc.)
27.  Table -Exchange Ratio - Conversion shares to be issued: Minimum - 2,040,000, Midpoint -
     2,400,000, Maximum - 2,760,000, 15% above Maximum - 3,174,000; Exchange stock to be issued: Minimum - 1,460,943, Midpoint - 1,718,757, Maximum - 1,976,571, 15% above
     Maximum - 2,273,056; Shares to be Outstanding: Minimum - 3,500,943, Midpoint -
     4,118,757, Maximum - 4,736,571, 15% above Maximum - 5,447,056; Exchange Ratio:
     Minimum - 1.4488, Midpoint - 1.7044, Maximum - 1.9601, 15% above Maximum - 2.2541
28.  Table - Pro Forma Data ($000s; except per share)- Gross Proceeds: Minimum - 20,400,
     Midpoint - 24,000, Maximum - 27,600, 15% above Maximum - 31,740; Stockholders'
     Equity: Minimum - 42,288, Midpoint - 45,406, Maximum - 48,524, 15% above Maximum -
     52,110; Book Value Per Share: Minimum - 12.08, Midpoint - 11.02, Maximum - 10.24, 15%
     above Maximum - 9.57; Tangible Book Value Per Share: Minimum - 11.41, Midpoint -
     10.46, Maximum - 9.75, 15% above Maximum - 9.14; Net Income: Minimum - 2,538,
     Midpoint - 2,635, Maximum - 2,732, 15% above Maximum - 2,843; Earnings Per Share:
     Minimum - .76, Midpoint - .67, Maximum - .60, 15% above Maximum - .54; Price to Book:
     Minimum - 82.78%, Midpoint - 90.74%, Maximum - 97.66%, 15% above Maximum -
     104.49%; Price to Tangible Book: Minimum - 87.64%, Midpoint - 95.60%, Maximum -
     102.56%, 15% above Maximum - 109.41%; Price to Earnings: Minimum - 13.16x, Midpoint
     - 14.93x, Maximum - 16.67x, 15% above Maximum - 18.52x


29.  List - Preference Categories - 1 Eligible Account Holders; 2 Employee Stock Ownership
     Plan (ESOP); 3 Supplemental Eligible Account Holders; 4 Other Members; 5 Residents of
     Local Community; 7 General Public
30.  Title - We thank you for your interest in Riverview Bancorp, Inc., NASDAQ NMS: "RVSB"
